Registration No. 333-________
                                       As filed with the Securities and Exchange
                                       Commission on May 17, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            POCAHONTAS BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                                  71-0806097
(State of Incorporation)                                        (IRS Employer
                                                             Identification No.)

                                203 West Broadway
                           Pocahontas, Arkansas 72455
                    (Address of Principal Executive Offices)

                                   ----------

                   POCAHONTAS BANCORP, INC. STOCK OPTION PLAN
                      POCAHONTAS BANCORP, INC. RECOGNITION
                               AND RETENTION PLAN
                            (Full Title of the Plans)


                                   Copies to:

            James A. Edington                   Robert B. Pomerenk, Esquire
  President and Chief Executive Officer    Luse Lehman Gorman Pomerenk & Schick
        Pocahontas Bancorp, Inc.                A Professional Corporation
            203 West Broadway                 5335 Wisconsin Ave., N.W., #400
       Pocahontas, Arkansas 72455                 Washington, D.C. 20015
             (870) 892-4595                           (202) 274-2000

      (Name, Address and Telephone
      Number of Agent for Service)

                                   ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
       Title of                                      Proposed                Proposed
      Securities               Amount                 Maximum                Maximum               Amount of
         to be                  to be             Offering Price            Aggregate             Registration
      Registered           Registered (1)            Per Share            Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share           357,075  (2)         $ 9.00  (3)             $3,213,675                 $894

Common Stock, par
value $.01 per share           142,830  (4)         $ 6.9375 (5)              $990,883                 $276
                               -------                                      ----------               ------

        Total:                 499,905 shares                               $4,204,558               $1,170
                               =======                                      ==========               ======

----------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pocahontas Bancorp, Inc. Stock Option Plan (the "Stock Option Plan") and the Pocahontas Bancorp, Inc. Recognition and Retention Plan (the "Recognition and Retention Plan" and collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the Stock Option Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. ss. 230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to the Recognition and Retention Plan.
(5) Determined by the fair market value of the common stock on May 14, 1999, pursuant to 17 C.F.R ss. 230.457(h)(l).


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     This Registration Statement relates to the registration of (i) 357,075 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Stock Option Plan; and (ii) 142,830 shares of Common Stock reserved for issuance and delivery upon grants under the Recognition and Retention Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plans, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 0-23969) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

     (c) The Company's definitive proxy statement for its annual meeting held on April 21, 1999; and

     (d) The description of Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934 on March 30, 1998.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the Plans.

     The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the director for the amount claimed, but the burden of proving such defense is on the Registrant.

     The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  LIST OF EXHIBITS.

     The exhibit index immediate precedes the attached exhibits.


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------


        4.1 Pocahontas Bancorp, Inc. Stock Option Plan (filed as an exhibit to the Registrant's proxy statement relating to the Registrant's Special Meeting of Stockholders held on October 23, 1998, as filed with the Commission on September 18, 1998, which filing is incorporated herein by reference).

        4.2 Pocahontas Bancorp, Inc. Recognition and Retention Plan (filed as an exhibit to the Registrant's proxy statement relating to the Registrant's Special Meeting of Stockholders held on October 23, 1998, as filed with the Commission on September 18, 1998, which filing is incorporated herein by reference).

        5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

        23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

        23.2    Consent of Deloitte & Touche LLP.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pocahontas, State of Arkansas, on this 17th day of May, 1999.

                                             Pocahontas Bancorp, Inc.


                                             By: /s/ James A. Edington
                                                --------------------------------
                                                James A. Edington, President and
                                                Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


By: /s/ James A. Edington                               By: /s/ Dwayne Powell
   -----------------------------------------------         --------------------------------------------
   James A. Edington                                       Dwayne Powell, CPA
   President and Chief Executive Officer (Principal        Chief Financial Officer (Principal Accounting
   Executive Officer)                                      and Financial Officer)

   Date: 5-14-99                                           Date: 5-14-99
        ------------------------------------------              ---------------------------------------

By: /s/ Skip Martin                                     By: /s/ Ralph P. Baltz
   -----------------------------------------------         --------------------------------------------
   Skip Martin, Director                                   Ralph P. Baltz, Chairman

   Date: 5-14-99                                           Date: 5-14-99
        ------------------------------------------              ---------------------------------------


By: /s/ N. Ray Campbell                                 By: /s/ Charles R. Ervin
   -----------------------------------------------         --------------------------------------------
   N. Ray Campbell, Director                               Charles R. Ervin, Director

   Date: 5-14-99                                           Date: 5-14-99
        ------------------------------------------              ---------------------------------------


By: /s/ Robert Rainwater                                By: /s/ Marcus Van Camp
   -----------------------------------------------         --------------------------------------------
   Robert Rainwater, Director                              Marcus Van Camp, Director

   Date: 5-14-99                                           Date: 5-14-99
        ------------------------------------------              ---------------------------------------